UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report: April 30, 2012

(Date of earliest event reported)

Umpqua Holdings Corporation

(Exact Name of Registrant as Specified in Its Charter)

OREGON (State or Other Jurisdiction of Incorporation or Organization)	000-25597 (Commission File Number)	93-1261319 (I.R.S. Employer Identification Number)

One SW Columbia Street, Suite 1200

Portland, Oregon 97258

(address of Principal Executive Offices)(Zip Code)

(503) 727-4100

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On April 30, 2012, Umpqua Bank, wholly owned subsidiary of Umpqua Holdings Corporation, received notice of termination of the Agreement and Plan of Reorganization by and between Umpqua Bank and American Perspective Bank dated April 9, 2012 (the “Merger Agreement”). The Merger Agreement provided for American Perspective Bank to be acquired by Umpqua Bank for $44.7 million in cash. American Perspective Bank’s Board of Directors determined that termination of the Merger Agreement was required for its directors to comply with their fiduciary duties. Following termination of the Merger Agreement, American Perspective Bank announced that it had entered into a definitive agreement to be acquired by Pacific Western Bank.

Under the terms of the Merger Agreement, Umpqua Bank requested, and American Perspective Bank announced, that American Perspective Bank will pay to Umpqua Bank a termination fee of $1.6 million, payable within 30 days of April 30, 2012. Umpqua’s press release announcing termination of the Merger Agreement is attached as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits
99.1 Press Release dated April 30, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMPQUA HOLDINGS CORPORATION
Dated: May 1, 2012	By: /s/ Ron Farnsworth Ron Farnsworth Executive Vice President / Chief Financial Officer